AGREEMENT FOR AUCTION SALES COMMISSIONS


     This Agreement for Auction Sales Commissions (the "Agreement") is made and entered into this 29th day of June, 1999, by and between Art Exchange, Inc., a Colorado corporation (hereinafter referred to as "Art Exchange"), and Museum Auctions, Ltd., a Colorado corporation (hereinafter referred to as the "Museum Auctions").

     A. WHEREAS, Museum Auctions is engaged in the business of marketing, brokering and selling fine art, antiques and collectibles on consignment, via live auction and otherwise.

     B. WHEREAS, the parties desire that Art Exchange conduct certain live auctions on behalf of Museum Auctions subsequent to July 28, 1999.

     C. WHEREAS, Museum Auctions desires to pay Art Exchange sales commissions equivalent to 25% of the aggregate sales price of all consigned merchandise sold by Museum Auctions at live auctions conducted by Art Exchange.

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises, covenants, agreements, representations and warranties set forth hereinafter, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Live Auctions.  Art Exchange agrees to conduct live auctions on behalf
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of Museum Auctions on such dates mutually  acceptable to the parties  subsequent to July 28, 1999.

     2.   Remuneration.   Museum  Auctions  agrees  to  pay  Art Exchange  sales
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commissions in the amount of twenty-five  (25%) of the aggregate  sales price of all consigned goods sold by Museum Auctions at live auctions conducted by Art Exchange on behalf of Museum Auctions subsequent to July 28, 1999.

     3.   Term of  Agreement.  The term of this  Agreement  shall be a period of
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twelve (12) months  commencing on the date of the  execution of this  Agreement, renewable annually.

     4.   Notices.  Any notices  required  or  permitted  to be given under this
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Agreement  shall be sufficient if in writing and delivered or sent by registered or certified mail to the principal office of each party.

     5.   Waiver of  Breach.  Any  waiver  by Art  Exchange  of a breach  of any
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provision of this Agreement by Museum Auctions shall not operate or be construed as a waiver of any subsequent breach by Museum Auctions.

     6.   Assignment.   This  Agreement and  the rights  and obligations  of the
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parties  hereunder shall inure to the benefit of and shall be binding upon their successors and assigns.

     7.   Applicable  Law.   It is the intention of the parties hereto that this
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Agreement and the  performance  hereunder and all suits and special  proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Colorado and that in any action, special proceeding or other



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proceeding  that may be brought  arising out of, in connection with or by reason of this Agreement, the laws of the State of Colorado shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

     8.   Severability.   All  agreements and  covenants  contained  herein  are
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severable,  and in the  event  any of them  shall be held to be  invalid  by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

     9.   Entire Agreement.  This Agreement  constitutes and embodies the entire
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understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations between the parties.

     10.  Waiver  and  Modification.   Any waiver, alteration or modification of
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any of the provisions of this  Agreement  shall be valid only if made in writing and signed by the parties hereto. Each party hereto, from time to time, may waive any of its rights hereunder without effecting a waiver with respect to any subsequent occurrences or transactions hereof.

     11.  Counterparts.  This Agreement may be executed in counterparts, each of
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which  shall be  deemed  an  original  but both of which  taken  together  shall constitute but one and the same document.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.


BUYER:                                           SELLER:

ART EXCHANGE, INC.                               MUSEUM AUCTIONS, LTD.



By:               /s/ Bruce A. Capra             By:          /s/ Paul J. Zueger
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           Bruce A. Capra, President                   Paul J. Zueger, President

















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